EXHIBIT 99.1

Transcript of
CHDT Corp.
CHDT 2007 Third Quarter Conference Call
November 19, 2007

PARTICIPANTS

Howard Ullman, Chairman of the Board.

Operator:

Greetings and welcome to the CHDT Corp. Third Quarter Earnings Conference Call.  At this time, all participants are in a listen-only mode.  A brief question-and-answer session will follow the formal presentation.  If anyone should require operator assistance during the conference, please press *0 on your telephone keypad.  As a reminder, this conference is being recorded.  It is now my pleasure to introduce your host, Mr. Howard Ullman, Chairman for CHDT Corp.  Thank you Mr. Ullman, you may now begin.

Howard Ullman - CHDT Corp. - Chairman of the Board:

Thank you LaTonya.  Good morning shareholders.  Welcome to our quarterly recap and current development update of CHDT Corp.  We have gathered many investor questions e-mailed over the past few weeks, and we will try to answer all of your questions in this commentary.  We will then open the floor for additional questions after the commentary.

Our third quarter was momentous in three aspects.  One, the Capstone Lighting program was distributed in the annual planogram set in 2,600 stores, with two of the largest retailers in the country.  That store count will be expanded to 3,100 stores, as one of the retailers using their own private label packaging has just committed to adding their remaining 500 stores to this program due the strong sales in October, as per the press release this morning.  These additional store orders will be delivered during the first quarter of 2008.  Capstone's book light division will double its sales over last year, and I am proud to see this line of products performing so well since acquiring Capstone and deploying our new management and sales team this year.

The second major accomplishment was launching out STP branded tools and automotive accessory lines, which are described in detail on our website at www.stptools.com.  We signed our exclusive five-year license in April with the Clorox Company, and in a mere six months our development team was able to successfully launch over 35 new unique items.  This performance is a testament to the dedication, professionalism, and skill sets of our staff. We received a very positive response from visitors to our booth at the APEX show in Las Vegas, and business meetings across the country are scheduled or taking place in the days and weeks ahead.  I've had many e-mails asking if we took orders at the show.  This was not an order writing show.  The tradeshow served as a great platform to formally introduce out STP branded products to the retail industry.  Dealing with the large national and regional retailers is a structured process.  Many factors enter into the timing of new program implementations:  buyer's annual review calendars, store reset operational calendars, seasonality, promotional schedules, and the time necessary to formally review and compare competitive programs.  The response to our programs has been nothing short of great, but the conversion of that expressed interest to program implementation is time consuming and structured by each retailer independently.  As a rule of thumb, we would be shipping orders approximately 90 days from initial order commitments.  Therefore, we will see gradual growth through the first quarter, and momentum will build throughout the year.  I look forward to our 2008 quarter end reviews.

This leads to our third milestone in our current business plan, which is to achieve continued and steady revenue growth.  We are determined to build traction at retail and to ensure long-standing success.  Although we are experiencing significant growth within existing product lines, as new lines roll out, we believe double-digit increases will continue quarter-to-quarter throughout 2008.  Gross sales have doubled quarter-to-quarter so far this year versus 2006; a 24% increase first quarter, 55% increase second quarter, and 103% increase in gross sales in the third quarter, and so far in the fourth quarter we have already surpassed third quarter gross sales.  This sales growth was predominantly generated by our book light division, and incremental revenue figures are expected to continue into the first half of 2008 as STP branded products revenues start shipping in the first quarter and the implementation of our book light program in 500 additional retail stores.

One of the positive effects of our increased revenue growth is in freight rates.  Our Company recently negotiated a 30% reduction in its current ocean shipping container freight rates due to the current increase and anticipated future increases in our container shipping quantities.  This freight savings will equate to an estimated 1 thousand dollars per container.  Currently, the Company ships 50 to 80 thousand book lights per container, making the cost per unit so small that freight was not a significant number when calculating cost of goods.  The upcoming product lines, such as power tools and automotive accessories may only fit 2 thousand to 5 thousand pieces per container, which makes the cost of shipping a more interval parts of the overall cost of the product.  The reduction in the freight costs will have a favorable margin impact across all product lines from this point on.

Now, let's focus on our financials.  For the third quarter ended September 30, 2007, gross revenues increased 103% to $814,687 as compared to $400,586 for the corresponding third quarter of 2006.  While revenues for the first nine months of 2006 increased to a total of $1,415,165 as compared to $820,407 for the first nine months of 2006.  CHDT experienced a net loss of $267,000 for Q3 of 2007 as compared to a net gain of $72,000 in Q3 of 2006.  Most of this loss was due the management build-up over the last six months, which was required to develop and manage the STP branded product lines and future programs.

Total assets increased 25% from $3,275,000 in 2006 to $4,000,032 due to increases in cash, inventories, accounts receivables, and fixed assets.  Margins have also increased 20% versus 2006 due to the accelerated growth of the book light division, which is Capstone's highest margin product division, as well as decreased freight rates.  Liabilities increased 20% in 2007 from $2,300,000 in 2006 to $2,800,000 in Q3 2007, but as we have announced recently, Stark Fisher relieved the Company of an old outstanding $300,000 note, and I have converted $1.3 million worth of loans into preferred stock, leaving us now with no long-term debt.  Our CHDT Management has worked diligently to clean up our balance sheet so the Company will be in a better position to seek conventional credit facilities supporting our future growth.  We are projecting a loss for 2007.  As said earlier, this has been a year of investing in management, marketing the STP license, tradeshow participation, overseas travel, and new product lines that require significant investment and molds.  I believe we have performed well, considering these expense items, many of which are non-recurring.  We have invested in the business and our team in 2007, and it is starting to show the results with the revenue growth of our book light division and with the successful launch of our STP branded products.

In regards to our subsidiary, Overseas Building Supply, we will not invest in this Company further.  Due to the downturn in the construction industry, this Company never really built any traction.  We are currently undergoing prototype development of a new product that will be sold into the electronics and computer accessory departments.  This is in keeping with our current consumer goods focus and would allow entry into a market we do not currently serve.  Our proof of concept is attained, which will be no later than February 2008.  Once that is attained we will turn OBS into a consumer electronics company.  I look forward to reporting further on this project in the near future.

Our CEO, Stuart Wallach, and our COO, Gerry McClinton, are just arriving back from a two-week trip in China.  They spent most of their time meeting with suppliers for our STP branded line of products as the quality and conformity requirements incorporated in the STP agreements require our factories to meet very strict standards.  Our team also spent time sourcing new STP products, new lighting products for 2008, and held meetings to review the progress of the proof of concept electronics prototype just mentioned.  Our team is focused on supporting our existing products, sourcing new products for existing lines, and continually developing new product categories for the future.  We will not count on any single product line to ensure revenue growth but instead look to continue to leverage our retail relationship by introducing new products and new product categories to our retailers.

I hope I have answered many of your questions, and in case I have not, we will now open a live question-and-answer period to answer any further questions our shareholders may have.  So, back to you LaTonya.

Operator:

Thank you.  We will now conduct a question-and-answer session.  If you would like to ask a question, please press *1 on your telephone keypad.  A confirmation tone will indicate your line is in the question queue.  You may press *2 if you would like to remove your question from the queue.  For participants using speaker equipment, it may be necessary to pick up your handset before pressing the * key.  One moment while we poll for questions.

Again, to ask a question, please press *1 on your telephone keypad.

Mr. Ullman, there are no questions at this time.

Howard Ullman - CHDT Corp. - Chairman of the Board:

Okay.  Well, I guess I have answered most of the questions that have come into the Company over this past...

Operator:

Mr. Ullman, excuse me, you have one question that just popped into queue.  Would you like to take it?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Sure.

Operator:

Okay.  The question is from Jeff Ainsworth, a Private Investor.  Please proceed with your question.

:  Is there anymore...  The roof business is out?  The roof tile?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Yes, I would say it is.  I mean, basically the demand for roof tiles has changed from when we launched that business.  When we launched that business, there was a huge hurricane in South Florida, the demand was incredible, and since that time during the year that we tested those products, many new factories were put online, and also, we didn't get any further hurricanes.  So, the demand really changed in that business, and look, the housing industry has gone into downturn all over the country.  We've got a new product, a new electronics consumer product that we're developing that really falls more in line with the business that we have here, which is bringing products from China and directly putting them into retail.  The roof tile business was a different type of business where we were looking at roof tile distributors to pick up our tile and then sell them to the roofers and such.  We just see a much bigger opportunity staying with our core business, which is sourcing great products and bringing them directly into retail.

:  The other question I have for you is Capstone and China.  Is that connected?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Well, Capstone is wholly owned by CHDT Corp.  It is a wholly owned subsidiary, as is Overseas Building Supply.

:  So, does it pay to own one or the other or you can't...

Howard Ullman - CHDT Corp. - Chairman of the Board:

No, you are owning both of those companies by owning CHDT.  CHDT is the holding company that owns these consumer products subsidiaries.  So the only...  To get involved with Capstone or with Overseas Building Supply, you would just invest in CHDT Corp.

:  The STP product will start to hit the doors, I guess, after the first of the year?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Correct.  Right.  So you will see that revenue start hitting in 2008.

:  Okay.

Howard Ullman - CHDT Corp. - Chairman of the Board:

Thank you.

:  Thank you.

Operator:

As a reminder, ladies and gentlemen, to ask a question, please press *1 on your telephone keypad.

Our next question is from Steve Gaddart, a Private Investor.  Please proceed with your question.

:  Good morning.

Howard Ullman - CHDT Corp. - Chairman of the Board:

Hi Steve.

:  Launching consumer products, as we all know, is very capital insensitive, and what are the prospects of obtaining conventional financing so that you can really get in there and do this seriously and do it right?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Great question.  Well, I hope investors have noticed we've been working very hard on our balance sheet.  We've pretty much removed most of the debt on our books, and that's to do just what you just said, to get in a position so that we can use banking facilities for credit lines, and we are working on that right now.

:  Do you expect something in the next quarter or soon?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Yes, sooner than that because this business is growing very quickly, even in our book light business.  We've doubled that business in the past year.  So, we are actively speaking with a number of sources right now.

:  Thank you.

Howard Ullman - CHDT Corp. - Chairman of the Board:

Sure.

Operator:

Our next question is from Bart Fisher, a Private Investor.  Please proceed with your question.

:  Howard, good morning.  It's Bart Fisher.

Howard Ullman - CHDT Corp. - Chairman of the Board:

Good morning Bart.

:  How are you doing?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Good, thanks.

:  Could you give some more details on the consumer electronics product that you think is coming online,  just to the dimensions of a potential market or how exciting that might be?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Well, I'll say this much.  It is very exciting.  It is a new product.  I really am not at liberty to say anything about it because it is in the development stage right now, and we wouldn't want even a competitor to know what we're up to, but it is something exciting, and as soon as that prototype is done, we will then change over to building supply, we will rename it, re-brand it, and then we'll let everybody know what we've got.

:  Okay.  Thank you.

Howard Ullman - CHDT Corp. - Chairman of the Board:

Thanks Bart.

Operator:

Our next question is from Hirsch Goldberg with Carter and Terry.  Please proceed with your question.

:  Good morning.  What portion of your business is the STP products?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Well, first of all, we launched STP just a couple of weeks ago.  So, STP has not even hit revenue wise in our Company.  All of the growth we've seen this year, and we've doubled our revenues this year, is all on our book light business, our existing business.  We expect STP revenues to start hitting in the first quarter of 2008, and we do expect it to be a larger business than our book light business because you are dealing with a much higher retail product and a much higher cost product.  The book lights, we might sell to retailers in the $3 to $10 range.  STP, we've got products anywhere from the $10 to $150 range.  So, obviously, there is going to be tremendous revenues with our STP product line, and that will start hitting in the first quarter of 2008.

:  Alright.  I was told at a recent meeting your first products will hit around Father's Day.  Is that correct?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Well, it could, but no.  We could actually have products in stores long before then, but Father's Day is June 2008.  So, you have to remember if a store is putting products on sale at Father's Day, we're shipping in the first quarter.  It takes 30 days just to get over the seas, and these stores like to put their products in the stores long before the holiday.  So, we would be shipping Father's Day in first quarter.

:  Okay.  Thank you.

Howard Ullman - CHDT Corp. - Chairman of the Board:

Sure.

Operator:

Our next question is from George Leffer, a Private Investor.  Please proceed with your question.

Howard Ullman - CHDT Corp. - Chairman of the Board:

George?

Operator:

Mr. Leffer, your line is live.

:  Yeah, hello.  Howard?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Yes.

:  Could you make some comments about the new battery technology that was announced?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Sure.  We've got a new battery that is silicone based, and it makes it a green product because it is non-toxic.  There is no lead acid, there is no nickel in that battery.  So, obviously, that is a very positive thing because when the battery finally runs out of its life cycle, you can throw it in the garbage can, but there is a couple of other good properties that we have with this battery.  Number one, it works in 40 degrees below to 140 Fahrenheit.  That's a tremendous span of temperature.  A lot of batteries, NiCd batteries don't work so well, like a jump starter, below zero.  The other thing about this battery is after one year, it holds 90% of its charge.  So, it does take 6 to 12 hours to charge it, but a year later you are going to have 90% of your power.  So we are putting that in a number of products that you need battery storage, such as spotlights, mini air compressors, and especially jump starters, which are a really popular item.  We think our jump starter will be a better product in that you won't have to keep recharging it all the time.

:  Okay.  Very good.

Operator:

Our next question is from Raymond O'Connor, a Private Investor.  Please proceed with your question.

:  Yes.  Hello sir, how are you doing?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Good, thanks.

:  I was just wondering when can the consumer expect to see like, for instance, an STP drill on the shelf at this point in time?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Well, again, if we're looking at the orders being shipped first quarter, then I would say either late first quarter or certainly into second quarter you should see those products on the shelf.

:  So, roughly March, April we're looking to see them in stores, basically?

Howard Ullman - CHDT Corp. - Chairman of the Board:

Correct.

:  Okay.  Great.  Okay.  Thank you very much.

Howard Ullman - CHDT Corp. - Chairman of the Board:

Sure.

Operator:

Mr. Ullman, there are no further questions in queue at this time.  I would like to turn it back to you for closing comments.

Howard Ullman - CHDT Corp. - Chairman of the Board:

Thank you very much.  Well, I would like to thank everybody for participating in this call.  I have a favorite saying, and I would like to say I would like wish my team good luck, and of course, my definition of luck is when preparation meets opportunity.  I think we have a great opportunity in front of us, and we have prepared very, very well.  So with that being said, I would like to look forward to finishing this year with strong sales results and a bright future for CHDT Corp. in 2008.  Thank you for your interest in CHDT Corp., this is Chairman, Howard Ullman, signing off.

Operator:

This concludes today's teleconference.  You may disconnect your lines at this time.  Thank you for your participation.